UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Exact Sciences Corporation (the “Company”) maintains the 1995 Stock Option Plan, the 2000 Stock Option and Incentive Plan and the 2000 Employee Stock Purchase Plan. In the footnotes to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 12, 2010 the Company reported restricted stock and stock option award information on a combined basis.  The following table supplements this information by separately showing restricted stock and stock option awards under these plans for the years ended December 31, 2009, December 31, 2008 and December 31, 2007:

Options and Restricted Stock	Options	Restricted Stock	Total
Outstanding, January 1, 2007	4,125,940	—	4,125,940
Granted	1,277,000	85,000	1,362,000
Exercised	(88,237)	(66,249)	(154,486)
Cancelled	(1,336,766)	—	(1,336,766)
Outstanding, December 31, 2007	3,977,937	18,751	3,996,688

Granted	573,600	245,000	818,600
Exercised	(5,979)	(78,751)	(84,730)
Cancelled	(1,026,659)	—	(1,026,659)
Outstanding, December 31, 2008	3,518,899	185,000	3,703,899

Granted	4,859,999	411,128	5,271,127
Exercised	(380,354)	(510,182)	(890,536)
Cancelled	(2,086,525)	(45,946)	(2,132,471)
Oustanding, December 31, 2009	5,912,019	40,000	5,952,019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: July 2, 2010	By:	/s/ Maneesh Arora
Maneesh Arora
Senior Vice President and Chief Financial Officer